UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 16, 2017

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

On May 16, 2017, the stockholders of BG Staffing, Inc. (the “Company”) approved an amendment to the BG Staffing, Inc. 2013 Long-Term Incentive Plan (the “2013 Plan”) to add an additional 250,000 shares of common stock available for issuance.  The board of directors of the Company had previously approved the amendment subject to stockholder approval.  The amendment became effective as of May 16, 2017, the date of stockholder approval.  A detailed description of the 2013 Plan is set forth on pages 20 through 25 of the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 28, 2017, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2017, the Company held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on three proposals and cast their votes as described below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on March 28, 2017.

Proposal 1
An election of Class III directors of the Company to serve until the third annual meeting following the Annual Meeting. The following individuals were elected as Class III directors of the Company:

Nominee	Votes For	Votes Withheld	Broker Non-votes
C. David Allen, Jr.	3,493,776	924,545	3,257,800
Douglas E. Hailey	3,988,382	429,939	3,257,800

There were no abstentions on this matter.

Proposal 2
The proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
7,397,958	262,404	15,759	—

Proposal 3
The proposal to amend the 2013 Plan to add an additional 250,000 shares of common stock available for issuance was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,013,912	1,348,253	56,156	3,257,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: May 18, 2017		/s/ Dan Hollenbach
	Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)